AMENDED AND RESTATED
TRANSITION SERVICES AGREEMENT

between
TRICADIA HOLDINGS, L.P.
AND

TIPTREE INC.
DATED AS OF FEBRUARY 15, 2019 AND EFFECTIVE AS OF JANUARY 1, 2019

TABLE OF CONTENTS
(continued)

ii

AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT
This AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT, dated as of February 15, 2019 and effective as of January 1, 2019 (the “Effective Date”), is by and among Tricadia Holdings, L.P., a Delaware limited partnership (“Tricadia”), Tiptree Inc. a Maryland corporation (“Tiptree”) as successor in interest to Tiptree Financial Partners, L.P. and, solely with respect to amending and restating the Original TSA (defined below), Tiptree Asset Management Company, LLC, a Delaware limited liability company (“TAMCO”).
W I T N E S S E T H:
WHEREAS, Tricadia, Tiptree and TAMCO are parties to that certain Transition Services Agreement, dated June 30, 2012 (the “Original TSA”) and such parties hereby desire to amend and restate the Original TSA in accordance with the provisions and subject to the terms and conditions of this TSA, as amended and restated herein (the “TSA”).
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this TSA and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TAMCO, Tiptree and Tricadia hereby agree to amend and restate the Original TSA as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.     Certain Defined Terms. As used in this TSA, the following terms shall have the following meanings:
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person (for this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise). For purposes of this Agreement, Tiptree and the entities controlled by it, on the one hand, and Tricadia and the entities controlled by it, on the other hand, will be deemed to not be Affiliates, unless otherwise indicated by the context.
“Applicable Law” means, for any Person at any time of determination, any United States Federal, state or local or foreign constitution, statute, law (including the common law and equity), ordinance, rule, regulation or administrative interpretation (including of any Governmental Entity or Self-Regulatory Organization) or any judgment, decree, order, policy, guideline, notice, communication or other requirement, governmental permit, license, certificate of authority, writ, injunction, award, or approval (including of any Governmental Entity or Self-Regulatory Organization) to which such Person or any of its properties is subject at such time.

1

“Business” means, with respect to any Person, the businesses conducted by such Person as of the date hereof.
“BCDR Plan” shall mean the written document which records a party’s logistical plan for the recovery and restoration of partially or completely interrupted critical functions within a predetermined time following a disaster or extended disruption.
“Change of Control” means with respect to any Party (i) the acquisition by any Persons or group of Persons (other than an Affiliate on the date hereof) of a majority of the issued and outstanding equity interests (whether as a result of an issuance or sale); (ii) a merger, consolidation, recapitalization or reorganization or into a Person that is not an Affiliate on the date hereof; or (iii) the persons who were directors of on the date hereof (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor; provided, that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.
“Effective Date” has the meaning as used in the preamble.
“Expenses” means, with respect to any Person, all fees, costs and expenses incurred in connection with such Person’s activities.
“Governmental Entity” means any United States Federal, state, local or foreign governmental or quasi-governmental regulatory authority, instrumentality, administrative agency, commission, authority or association, court, court commission, arbitral tribunal or other governmental or quasi-governmental entity.
“Intellectual Property” means all patents, inventions, copyrights, software, trademarks, .service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature.
“Person” shall be broadly interpreted to include any individual, corporation, company, partnership, limited liability company, trust or other group or entity (including any court, government or agency, commission, board or authority thereof, federal, state or local, domestic, foreign or multinational).
“Representative” of a Person means the directors, officers, employees, advisors, agents, consultants, accountants, investment bankers, attorneys or other representatives of such Person and of such Person's Affiliates.
“Self-Regulatory Organization” has the same meaning as that term is defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended from time to time.

2

“Third Party Materials” shall mean all Intellectual Property owned by a Person other than Service Provider or its Affiliates prior to the Effective Date, including all modifications and amendments thereto as of any date.
“Transition Service” means each service provided under this TSA and described in a Transition Service Schedule.
“Transition Service Schedule” means each of the completed and signed schedules to this TSA in the form attached hereto as Appendix A.
“TSA” means this Amended and Restated Transition Services Agreement.
SECTION 1.02.     Other Defined Terms.
The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Disclosing Party	5.01
Final Term	7.01
Historical Records	4.05(a)
Incumbent Directors	1.01
Indemnified Party	6.04
Indemnifying Party	6.04
Losses	6.02
Omitted Service	2.01(f)
Receiving Party	5.01
Records	4.05(a)
Sales Taxes	3.06
Security Regulations	4.03(a)
Service Provider	2.01
Service Provider Indemnified Party	6.03
Service Provider Policy	2.03(a)
Service Recipient	2.01
Service Recipient Indemnified Party	6.02
Service Recipient Policy	2.03(b)
Service Records	4.05(a)
Systems	4.03(a)
TAMCO	Preamble
Term	2.01(b)
Third Party Claim	6.04(a)
Tiptree	Preamble
Transition Services Fee(s)	3.01(a)
Tricadia	Preamble

3

SECTION 1.03.     Interpretation. Reference to this TSA refers to this Amended and Restated Transition Services Agreement. When reference is made in this TSA to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this TSA unless otherwise indicated. When reference is made to any agreement (including this TSA), contract, statute (or section thereof) or regulation (or section thereof), such reference shall be to such agreement (including this TSA), contract, statute (or section thereof) or regulation (or section thereof) as amended, modified, supplemented or replaced from time to time including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Whenever the words “include”, “includes” or “including” are used in this TSA, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this TSA shall refer to this TSA as a whole and not to any particular provision of this TSA. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All pronouns and variations thereof will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. All terms defined in this TSA shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and headings contained in this TSA are for reference purposes only and shall not affect in any way the meaning or interpretation of this TSA. It is the intention of the parties that every covenant, term and provision of this TSA shall be construed simply according to its fair meaning and not strictly for or against any party, it being understood and agreed that this TSA is the product of negotiation by the parties having the assistance of counsel and other advisors, and, therefore, the parties waive, to the fullest extent permitted by Applicable Law, the benefit of any Applicable Law requiring construction or interpretation against the party drafting or causing any instrument to be drafted. In the event of any conflict or alleged conflict between any Transition Service Schedule, on the one hand, and this TSA, on the other hand, the terms and conditions of this TSA shall prevail.
ARTICLE II

TRANSITION SERVICES
SECTION 2.01.     Transition Services; Term.
(a)    As requested, Tricadia and Tiptree (each a “Party” and together, the “Parties”) shall provide, or shall cause its respective Affiliates or third-party service providers to provide, the Transition Services (each such Party providing a Transition Service being referred to herein as a “Service Provider”) to the other Party or its Affiliates (each such Party, including their respective Affiliates who actually receive a Transition Service, being referred to herein as a “Service Recipient”) upon the terms and subject to the conditions set forth herein and on the

4

Transition Services Schedules. A detailed description of each Transition Service is set forth in the relevant Transition Service Schedule.
(b)    Service Provider shall, or shall cause its Affiliates or third-party service providers to, provide, and each Service Recipient shall receive, each Transition Service for such period as is specified for such Transition Service in the relevant Transition Service Schedule (each such period, a “Term”). The Term for each Transition Service may be extended by mutual agreement of the Parties, to be reflected by amendment to the relevant Transition Service Schedule.
(c)    In the event that either Party internally restructures, reorganizes or transfers a Service Recipient to an Affiliate or a third party which, following such transaction, is an Affiliate, Service Provider shall continue to provide, or cause the provision of, the Transition Services to each Service Recipient to the extent provided prior to such restructuring, reorganization or transfer, but only insofar as each Service Recipient continues to conduct its business.
(d)    Except as otherwise provided herein, Service Provider shall not, and shall cause its Affiliates not to (without Service Recipient’s prior written consent), cease providing or suspend the provision of any Transition Service during the Term for such Transition Service, including during the period of any good faith dispute between the parties.
SECTION 2.02.     Nature and Quality of Transition Services. Service Provider shall cause its Affiliates to, and shall use its reasonable best efforts to cause third-party service providers to, provide the Transition Services in a timely and workmanlike manner consistent with past practice; provided, that Service Provider shall not be liable under this TSA (i) for failing to provide or make available a Transition Service as set forth herein if such failure was the result of personnel of Service Provider performing or failing to perform such Transition Service in accordance with instructions relating to such Transition Service provided by the Service Recipient or (ii) for any action taken, or omission to act, by a representative of Service Recipient or any of their respective Affiliates. Other than as expressly agreed on the applicable Transition Service Schedule, any determination as to which of Service Provider or its Affiliates shall provide a Transition Service, as well as which employee(s) shall provide such Transition Service, shall be made by the Service Provider in its sole discretion. Service Provider will use its reasonable best efforts to ensure that each Transition Service is performed by its personnel, or the personnel of its Affiliates, to the extent that such Transition Service was performed by Service Provider personnel, or the personnel of Service Provider’s Affiliates, prior to the Effective Date. Service Provider shall, or shall cause its Affiliates and use reasonable best efforts to cause third-party service providers to, provide the Transition Services in the same manner, scope, nature, frequency, functionality and quality (including the level of care exercised in the performance) as the manner in which such Transition Services were provided to the Service Recipient immediately prior to the Effective Date, except as otherwise provided in the applicable Transition Service Schedule and except for such variations in manner, scope, nature, frequency or functionality as are reasonably warranted in the context of changes to the business of Service Recipient and its Affiliates after the Effective Date. The Transition Services shall be

5

used by the Service Recipient for substantially the same purposes and in substantially the same manner (including as to volume, amount, level or frequency, as applicable) as the Transition Services were used immediately prior to the date hereof. In addition to any other rights or remedies to which Service Recipient may be entitled, if Service Provider fails to provide, or to cause to be provided, any Transition Service in accordance with the terms of this TSA, Service Provider shall, as promptly as reasonably practical, correct in all material respects such error or defect or re-perform in all material respects such Transition Service at the request of Service Recipient (and at the expense of Service Provider).
SECTION 2.03.     Policies and Procedures. Each Transition Service will be provided by a Service Provider in accordance with such Service Provider’s policies and procedures in effect on the date hereof, as may be amended from time to time, and with those policies and procedures established by other Persons that are applicable to such Service Provider and/or the premises where such Transition Service is performed (each a “Service Provider Policy”); provided, however, that a copy of each Service Provider Policy, to the extent written, shall be provided to Service Recipient; provided further, however, that in no event shall any Service Provider Policy modify or alter any Transition Service in a manner that would be inconsistent with the obligations of the Service Provider set forth in Section 2.02. If the Service Recipient acts in a manner that is inconsistent with a Service Provider Policy applicable to it, the Service Provider shall so inform the Service Recipient and the Service Recipient shall then conform to the requirements of such Service Provider Policy to the extent commercially reasonable.
SECTION 2.04.     Cooperation and Information.
(a)    During the Term, the Service Recipient shall provide the Service Provider with all information available to the Service Recipient and reasonably requested by the Service Provider as necessary or desirable for the performance of the relevant Transition Services. Service Provider shall not be deemed to be in breach of its obligation to provide, or cause the provision of, any Transition Service to the extent that the Service Recipient has not provided information that is reasonably necessary for the performance of such Transition Service. Service Recipient shall provide to the Service Provider reasonable access to the Service Recipient’s premises to the extent reasonably necessary for the purpose of providing the Transition Services.
(b)    Service Provider shall, and shall cause its Affiliates and use reasonable best efforts to cause third-party service providers to, (i) reasonably cooperate with each Service Recipient in all matters relating to the provision of the Transition Services and (ii) not engage in any willful or intentional misconduct, gross negligence, common law fraud or otherwise willfully or intentionally violate any Applicable Law in connection with the provisions of a Transition Service. Such cooperation shall include (1) the execution and delivery of such further instruments or documents as may be reasonably requested by Service Recipient to enable the full performance of the Transition Services provided hereunder and (2) notifying Service Recipient in advance of any changes to Service Provider’s operating environment or personnel (including changes with respect to employee status) to the extent material to the provision of services

6

hereunder and working with the applicable Service Recipient to minimize the effect of such changes.
SECTION 2.05.     Intellectual Property and Software Licenses.
(a)    If the receipt or provision of any Transition Service hereunder requires the use by Service Provider, one of its Affiliates or any third-party service provider of the Intellectual Property, technology or data of Service Recipient or one of its Affiliates, or vice versa, then the Party that needs to use such Intellectual Property, technology or data shall have the nonexclusive, irrevocable (except as provided in this Section 2.05), royalty-free, non-sublicensable (except as and to the extent required for the provision or receipt of such Transition Service) right and license to use such Intellectual Property, technology or data during the Term for the sole purpose of, and only to the extent necessary for, the receipt or provision of such Transition Service hereunder.
(b)    Upon the expiration of the Term, or the earlier termination of any Transition Service in accordance with Section 7.02, (i) the license to the relevant Intellectual Property granted under this Section 2.05 will terminate, and (ii) Service Recipient and/or Service Provider shall (1) cease all use of the Intellectual Property licensed under this Section 2.05 and (2) subject to Applicable Law and the requirements of any Governmental Entity, return all confidential or proprietary information exchanged in connection with such license, or certify the destruction of the same. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that, subject to the confidentiality obligations set forth in Article V, any information in non-tangible form that is retained in the memories of any persons employed by a Party as of the termination of any Transition Service, or this Agreement, as the case may be, may be used by such Party and its Affiliates on a non-exclusive basis solely in connection with their respective businesses.
(c)    Except as set forth in this Section 2.05, each Party grants no rights to its Intellectual Property to the other Party; provided, however, that all data created in connection with the provision of a Transition Service and on behalf of the Service Recipient shall be owned by the Service Recipient and shall constitute its confidential information.
(d)    If a Service Provider and a Service Recipient collaborate to create any Intellectual Property (i) that is derived from or based upon a Party’s Intellectual Property, such Intellectual Property shall be owned by the Party upon whose Intellectual Property it is based and the other Party hereby agrees to assign and hereby assigns any rights, title or interests that it may have therein to such Party, and (ii) that is not derived from or based upon a Party’s Intellectual Property, the Parties shall agree in writing (before such creation to the extent feasible) which Party shall own such Intellectual Property, and the other Party’s rights therein.
(e)    Each Party shall cause their respective Affiliates and third-party service providers to comply with their respective obligations under all applicable data protection and privacy laws.

7

SECTION 2.06.     Insurance. With respect to the provision of Transition Services under this TSA, Service Provider shall maintain such insurance coverage and in such amounts covering itself and its Affiliates as is commercially reasonable. Upon the reasonable request of Service Recipient, Service Provider shall provide Service Recipient with such information as it shall reasonably request relating to any insurance coverage relevant to a Transition Service provided under this TSA.
SECTION 2.07.     Business Continuity and Disaster Recovery. Service Provider will at all times throughout the Term have in place a BCDR Plan that is at least as comprehensive in scope and detail as the BCDR Plan of Service Provider in effect on the date hereof. In the event that Service Provider invokes its BCDR Plan, it will notify Service Recipient as soon as reasonably practicable following such invocation and will maintain communication with Service Recipient.
SECTION 2.08.     Third-Party Service Providers. Service Provider shall, or shall cause its Affiliates to, use its reasonable best efforts to (i) obtain any necessary consent from any third-party service provider in order to provide any Transition Service or (ii) if any such consent is not obtained, provide acceptable alternative arrangements to provide such Transition Service sufficient for the purposes of Service Recipient. Where Transition Services are provided by Service Provider or its Affiliates, through third-party service providers or through the use of Third Party Materials, Service Provider shall, or shall cause its Affiliates to, (i) use its reasonable best efforts to ensure that the applicable third-party service provider complies with its obligations under its agreement with Service Provider or its Affiliate, (ii) enforce the terms of its agreement with the applicable third-party service provider as necessary and in accordance with Service Recipient’s reasonable instructions to enable Service Recipient to receive the benefit of any rights contained therein and (iii) comply with any obligations placed on Service Provider or its Affiliates pursuant to such agreement.
ARTICLE III

COMPENSATION FOR SERVICES
SECTION 3.01.     Fees and Actual Costs. As compensation for each Transition Service to be provided to Service Recipient pursuant hereto, Service Recipient shall pay Service Provider an amount calculated as specified on each applicable Transition Service Schedule and as approved by the Audit Committee of the Board of Directors of Tiptree, as such amount may be adjusted pursuant thereto, and such amount shall be on terms and conditions that the Parties believe are no less favorable to Service Recipient or Service Provider than would be obtained in a similar transaction with an unrelated party under the same or similar circumstances (each such amount, a “Transition Service Fee” and collectively, the “Transition Service Fees”).
SECTION 3.02.     Third Party Charges. Service Recipient shall be responsible for, and shall pay or reimburse Service Provider for, any actual third party costs, fees, levies or charges that a Service Provider may incur in connection with the provision of the relevant Transition Service (without duplication of any fees set forth on a Transition Service Schedule and taking into account any applicable discounts or rebates available to the Service Provider),

8

including charges from vendors, suppliers, carriers and contractors, without (a) any markup or administrative fees or expenses of the Service Provider or (b) any profit component for the Service Provider.
SECTION 3.03.     Payments of Fees. Any payments pursuant to this TSA shall be made as soon as reasonably practicable, but in any event no later than fifteen (15) calendar days after the date of receipt by Service Recipient of an invoice from Service Provider. To the extent the Parties are providing Transition Services to one another, the Parties may net their respective invoices and pay the difference. For the avoidance of doubt, (i) if any part of the Transition Services is provided by an Affiliate or third-party service provider of Service Provider, the charges payable in respect of such Transition Services shall be invoiced by Service Provider to Service Recipient and payable by Service Recipient to Service Provider and (ii) Service Recipient shall not receive any invoices directly from, or be obligated to pay any fees or charges directly to, any Affiliate or third-party service provider of Service Provider.
SECTION 3.04.     Invoices; Documentation. Service Provider shall invoice Service Recipient promptly after the end of each calendar quarter for all charges for all Transition Services provided to Service Recipient and its Affiliates in the preceding calendar quarter pursuant to this TSA. From time to time on written request by Service Recipient in respect of a Transition Service, Service Provider shall provide to Service Recipient such information in Service Provider’s possession with respect to such invoices as Service Recipient may reasonably request for the purpose of supporting the fees represented by such invoices and Service Provider shall make its personnel available to answer such questions as Service Recipient may reasonably ask for such purpose.
SECTION 3.05.     Disputes. Service Recipient may dispute any or all charges for sixty (60) days after the receipt of the applicable invoice for the applicable Transition Service. If Service Recipient disputes any charges, Service Recipient and Service Provider shall work together in good faith to resolve such dispute during the thirty (30) day period after Service Recipient provides Service Provider with notice of such dispute and then in accordance with Sections 8.09 and 8.10. If the resolution of such a dispute is that one Party owes an amount of money to the other Party, the Parties shall mutually agree to either have (i) such amount be due and payable immediately upon resolution or (ii) if applicable, deduct the amount owed from the next invoice; provided, that if no further invoices are due, the Party with the outstanding balance shall pay such amount to the other Party immediately upon resolution of the dispute. A failure by one Party to dispute a charge within sixty (60) days after receipt of an invoice shall not waive such Party’s inspection and audit rights under Section 4.05. The existence of a dispute shall not excuse either Party from any other obligation under this TSA, including Service Provider’s obligations to continue to provide, or cause to be provided, the Transition Services obligated by Service Provider hereunder.
SECTION 3.06.     Taxes. The fees and charges payable by Service Recipient under this TSA and set forth on the Transition Service Schedules shall be exclusive of any taxes which may be imposed by any Governmental Entity in connection with the purchase or delivery of the Transition Services (“Sales Taxes”). Any such Sales Taxes shall be separately stated on the

9

relevant invoice to Service Recipient. All taxable goods and services for which Service Recipient is compensating or reimbursing Service Provider hereunder shall be set out separately from non-taxable goods and services, if practicable. Service Recipient shall be responsible for any such Sales Taxes and shall either (i) remit such Sales Taxes to Service Provider (and Service Provider shall remit such amounts to the applicable Governmental Entity) or (ii) provide Service Provider with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes. In the event Service Provider fails timely to invoice Sales Taxes on taxable goods or services covered by this TSA, Service Provider shall notify Service Recipient in a timely manner and Service Recipient shall remit such Sales Taxes to Service Provider; provided, however, that, notwithstanding the definition of “Sales Taxes” as used herein, Service Recipient shall not be responsible for the payment of any additions to such Sales Taxes, including penalties and interest imposed due to a failure by Service Provider to remit or cause to be remitted such Sales Taxes in a timely manner to the appropriate Governmental Entity.
ARTICLE IV
ACCESS AND SECURITY
SECTION 4.01.     Security Level; Additional Security Measures. Service Provider shall, and shall cause its Affiliates to, use reasonable best efforts to cause any third-party service provider to, maintain their current level of physical and electronic security during the Term (including data security and data privacy).
SECTION 4.02.     Security Breaches. In the event of a security breach that relates to the Transition Services, Service Provider shall, shall cause its Affiliates to and shall use reasonable best efforts to cause any third-party service provider to, cooperate with Service Recipient regarding the timing and manner of (i) any notification to clients, customers, potential customers, employees and/or agents of Service Recipient concerning a breach or potential breach of security and (ii) disclosures to appropriate Governmental Entities.
SECTION 4.03.     Systems Security.
(a)    If any Service Provider, or its personnel, will be given access to any Service Recipient’s computer systems or software (“Systems”) in connection with the performance of the Transition Services, Service Provider shall, shall cause its Affiliates to and shall use reasonable best efforts to cause any third-party service provider to comply with all of such Service Recipient’s written system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by such Service Recipient.
(b)    Service Provider shall, and shall cause its Affiliates and third-party service providers to, use its reasonable commercial efforts (i) to ensure that only those of its personnel who are specifically authorized to have access to the Systems of a Service Recipient gain such access and use such access only to the extent needed to provide a Transition Service, and (ii) to prevent unauthorized access, use, destruction, alteration or loss of information contained therein.

10

Service Provider will notify Service Recipient immediately upon becoming aware of any violations by any of its personnel of this Section 4.03(b).
(c)    Service Recipient shall have the right to deny the personnel of Service Provider access to its Systems, after prior written notice, in the event the Service Recipient reasonably believes that such personnel pose a security concern.
(d)    All user identification numbers and passwords of Service Recipient disclosed to Service Provider, and any information obtained from the use of the Systems, shall be deemed confidential information of Service Recipient subject to Section 5.01.
(e)    Service Provider will, will cause its Affiliates to and will use reasonable best efforts to cause any third-party service provider to, cooperate with Service Recipient in investigating any apparent unauthorized access of Service Recipient’s Systems or any apparent unauthorized release by Service Provider, its Affiliates or their respective third-party service providers of information of Service Recipient or its Affiliates that is deemed to be confidential under Section 5.01. If Service Provider has revoked access to its own systems to any of its personnel that also have access to Service Recipient’s Systems then it will immediately revoke the access of such personnel to Service Recipient’s Systems.
SECTION 4.04.     Information Security. Service Provider shall, and shall cause its Affiliates and third-party service providers to, provide information, data back-up procedures, and information security commensurate with that applicable to its own confidential information to ensure that any confidential information running through its Systems provided by or for a Service Recipient is not lost, stolen, modified, disclosed to or accessed by any other party (other than those permitted parties under Article IV of this TSA) without the Service Recipient’s prior written approval. Service Provider will promptly notify Service Recipient upon becoming aware of (i) any unauthorized possession or use, or knowledge of an attempt thereof, of the data-processing files, transmission messages, or other confidential information of a Service Recipient by any person or entity t, (ii) the effect of such, and (iii) the corrective action taken in response thereto.
SECTION 4.05.     Records; Inspection and Audit Rights.
(a)    As required by Applicable Law, Service Provider shall maintain in an appropriate facility and format all existing data and records relating to the Businesses of Service Recipient and its Affiliates in whatever form in its possession, including copies and back-up versions thereof (the “Historical Records”), for such periods required by Applicable Law. During the Term and for five years thereafter, Service Provider agrees to maintain accurate records arising from or related to any Transition Service provided hereunder, including emails, data and documents, accounting records and documentation produced in connection with the provision of any Transition Service and including copies and back-up versions thereof (the “Service Records”, and together with the Historical Records, the “Records”); provided, that Service Provider shall maintain the Service Records for any longer duration required by Applicable Law and of which Service Provider has reasonable prior notice.

11

(b)    Upon reasonable written notice from Service Recipient, Service Provider shall make available to Service Recipient, its Affiliates, or its Representatives (at Service Recipient’s sole expense) reasonable access to, or, at Service Provider’s option and expense (unless requested by Service Recipient, in which case at Service Recipient’s sole expense), copies of, the Records during regular business hours. Such Records shall include documents relating to the amounts charged by Service Provider, its Affiliates and third-party service providers and Service Recipient shall have the right (at Service Recipient’s sole expense) to review and audit such records to verify such amounts.
(c)    Service Provider shall permit the auditors (including Governmental Entities and Self-Regulatory Organizations) of Service Recipient and any of its Affiliates charged with evaluating Service Recipient’s or any of its Affiliates’ compliance with Applicable Law reasonable access to Service Provider’s relevant documentation, facilities and personnel, as applicable, at Service Recipient’s sole expense, for purposes of auditing such Transition Services for compliance with Applicable Law.
(d)    In the event that an audit under this Section 4.05 identifies any noncompliance with Applicable Law, Service Provider shall remedy such noncompliance in a commercially reasonable time and manner.
ARTICLE V
CONFIDENTIALITY
SECTION 5.01.     Mutual Confidentiality. All confidential information relating to a Party, any of its Affiliates or third-party service providers or their respective Representatives (collectively, “Disclosing Party”) which is provided or conveyed to the other Party, any of its Affiliates or third-party service providers or their respective Representatives (collectively, “Receiving Party”) in connection with the provision of any Transition Service pursuant to this TSA, including any technical, trade secret or other proprietary information of Disclosing Party, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by Disclosing Party that contain, reflect or are based upon such confidential information relating to Disclosing Party, shall be and continue to be kept confidential by Receiving Party (except (i) pursuant to the order or demand of any Governmental Entity or Self-Regulatory Organization, as required in any litigation or other proceeding, or as otherwise required by Applicable Law or administrative process (in which case, to the extent feasible, Receiving Party shall provide Disclosing Party with prompt notice thereof and cooperate with Disclosing Party so that Disclosing Party may seek a protective order or other appropriate remedy, and Receiving Party shall disclose only that information which in its reasonable judgment it is required to disclose), (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.01 and (iii) to the extent that such information is or has become known to Receiving Party on a non-confidential basis from a source who is not breaching any contractual, legal or fiduciary obligation by making such disclosure), and Receiving Party shall not use the information described in this Section 5.01 for any purpose except (1) as required to provide Transition Services hereunder, (2) for financial or Tax reporting or (3) as required by Applicable Law or any rule or regulation of any

12

Governmental Entity or Self-Regulatory Organization. Notwithstanding anything to the contrary herein, the tax treatment of the transactions contemplated by this TSA shall not be treated as confidential.
ARTICLE VI

DISCLAIMER OF WARRANTIES; INDEMNIFICATION
SECTION 6.01.     Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS TSA, SERVICE PROVIDER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY WARRANTIES OF ANY KIND WITH RESPECT TO THE NATURE OR QUALITY OF THE TRANSITION SERVICES TO BE PROVIDED BY SERVICE PROVIDER OR THE RESULTS THAT WILL BE OBTAINED BY USING OR APPLYING SUCH TRANSITION SERVICES, INCLUDING ANY WARRANTY OR CONDITION OF NONINFRINGEMENT, MERCHANTABILITY, ACCURACY, SATISFACTORY QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.
SECTION 6.02.     Indemnification of Service Provider. Subject to the terms of this Article VI, Service Recipient shall indemnify, defend and hold harmless Service Provider and its Affiliates and their respective Representatives (each a “Service Provider Indemnified Party”) from and against all losses, claims, damages, costs, liabilities, penalties, fines or expenses (including out-of-pocket expenses and reasonable fees and expenses of counsel incurred in investigating or defending a claim or in asserting any of their rights under this TSA) (collectively, “Losses”) incurred by any Service Provider Indemnified Party that result from any breach by Service Recipient of its covenants, agreements and undertakings in this TSA.
SECTION 6.03.     Indemnification of Service Recipient. Subject to the terms of this Article VI, Service Provider shall indemnify, defend and hold harmless Service Recipient and its Affiliates and their respective Representatives (each a “Service Recipient Indemnified Party”) from and against all Losses incurred by any Service Recipient Indemnified Party that result from (i) any breach by Service Provider of its covenants, agreements and undertakings in this TSA, (ii) the infringement or misappropriation by Service Provider or one of its Affiliates in providing Transition Services, or in materials provided by Service Provider or one of its Affiliates, under this TSA of a third party’s patents, copyrights, trademarks, trade secrets or other Intellectual Property rights and (iii) any gross negligence, willful or intentional misconduct (including any failure to provide Transition Services in knowing breach of this TSA, other than as directed by Service Recipient or any of its Affiliates or any or their respective Representatives) or a dishonest, fraudulent or criminal act or omission by Service Provider or any of its Affiliates or third-party service providers or any of their respective Representatives in connection with the provision of Transition Services hereunder; provided, however, that, with respect to a claim for indemnification resulting from any gross negligence, willful or intentional misconduct (including any failure to provide Transition Services in knowing breach of this TSA) or a dishonest, fraudulent or criminal act or omission by a third-party service provider or any of its Representatives, Service Provider shall be (i) liable to indemnify a Service Recipient Indemnified Party only to the extent that Service Provider is indemnified by, or otherwise

13

recovers from, such third-party service provider in connection with the act or omission giving rise to such claim and (ii) obligated to pursue any and all commercially reasonable remedies, contractual or otherwise, it may have against such third-party service provider in connection with the act or omission giving rise to such claim.
SECTION 6.04.     Procedure. In connection with any claim for indemnification under this Article VI, the party seeking indemnification (the “Indemnified Party”) and the party liable for such indemnification (the “Indemnifying Party”) shall follow the indemnification procedures set forth in Sections 6.04(a) – (d) below:
(a)    The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim in respect of which indemnity may be sought under this Article VI, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably be expected to give rise to a right of indemnification under this Agreement (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure.
(b)    Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 6.04(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered promptly following the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that, to the extent it is determined in accordance with the provisions of this Article VI that the Indemnifying Party is responsible for such Losses, the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer, subject to the limitations contained in this Article VI, resulting from, arising out of, or relating to the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; (iv) the Indemnified Party has not been advised by counsel in writing that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim; and (v) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action, suit or proceeding. Notwithstanding the Indemnifying Party’s assumption of the defense of a Third Party Claim, the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party may take any actions reasonably necessary to defend a Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence, and the Indemnifying Party shall pay any reasonable out of pocket fees and expenses incurred by the

14

Indemnified Party in the defense of such Third Party Claim prior to the Indemnifying Party's assumption of the defense of such Third Party Claim. The Indemnified Party shall, and shall cause each of its Affiliates and Representatives to, provide reasonable cooperation to the Indemnifying Party in the defense of any Third Party Claim.
(c)    The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment (i) provides for the payment by the Indemnifying Party of money as the sole relief for the claimant, (ii) does not involve any finding or admission of any violation of Applicable Law or admission of any wrongdoing by the Indemnified Party, (iii) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (iv) does not encumber any of the assets of any Indemnified Party or result in any restriction or condition that would apply to any Indemnified Party or the conduct of any Indemnified Party's business and (v) includes a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. Except as set forth in Section 6.04(d) below, the Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party.
(d)    If the Indemnifying Party does not deliver to the Indemnified Party the notice contemplated by Section 6.04(b) within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim pursuant to Section 6.04(a), or otherwise at any time fails to conduct the defense of the Third Party Claim in a good faith and reasonable manner, the Indemnified Party may defend the Third Party Claim in a good faith and reasonable manner, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 6.04(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in Section 6.02 or Section 6.03, as applicable.
SECTION 6.05.     Insurance. Notwithstanding anything contained in this Agreement to the contrary, Losses shall be net of any insurance recoveries actually received by the Indemnified Party or its Affiliates.

15

ARTICLE VII

TERM AND TERMINATION
SECTION 7.01.     Effective Date and Final Term. This TSA shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 7.02 below, shall remain in full force and effect until the latest date of expiration (the “Final Term”) of the Term for any Transition Service hereunder.
SECTION 7.02.     Termination.
(a)    This TSA, or any one or more of the Transition Services provided hereunder, may be terminated at any time prior to the Final Term (i) by a Service Recipient upon thirty (30) days written notice, which notice may be by e-mail, or (ii) by a Service Provider upon at least one hundred and fifty (150) days written notice, which notice may be by e-mail, or (iii) otherwise upon consummation of a transaction that would constitute a Change of Control of Service Recipient; provided, that, neither this TSA nor any Transition Services provided for hereunder may be terminated by Service Provider if the termination would take effect on or prior to June 30, 2020, other than in connection with a Change of Control of Service Recipient. Any termination under this Section 7.02(a) may be for any reason or no reason.
(b)    In the event of termination pursuant to this Section 7.02, Service Recipient shall remit to Service Provider all outstanding compensation payable by Service Recipient to Service Provider pursuant to Article III above within fifteen (15) days following receipt of an invoice from Service Provider.
(c)    Subject to Section 4.05(a), upon request, Service Provider shall, and shall cause its Affiliates and third-party service providers to (subject to the terms of Service Provider’s agreements with such third parties), return to Service Recipient or destroy (and certify to the destruction of) all tangible personal property and books, records or files of Service Recipient and its Affiliates held by Service Provider or any of its Affiliates or third-party service providers and used in connection with the provision of the terminated Transition Services (and not required in connection with the provision of any Transition Service that has not been terminated) that are in their possession as of the termination date.
SECTION 7.03.     Survival. The provisions of Sections 2.05(b), (c) and (d), Section 4.05 and Articles V, VI, VII and VIII shall survive the termination of this TSA.
ARTICLE VIII

GENERAL PROVISIONS
SECTION 8.01.     Amendment; Waiver. No provision of this TSA may be amended, supplemented or modified except by a written instrument signed by all of the parties hereto (or their successors in interest, if applicable). With respect to Tiptree, any amendment, supplement or modification of this TSA (including the Transition Service Schedules hereto) must be

16

approved or ratified by a resolution of the Audit Committee of the Board of Directors of Tiptree (or any other procedure required for Tiptree to approve or ratify a related person transaction). No provision of this TSA may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this TSA, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
SECTION 8.02.     Expenses; Payments. Except as otherwise provided herein, each Party shall bear and pay all costs and expenses which it incurs, or which may be incurred on its behalf, in connection with this TSA and the transactions contemplated hereby. Unless otherwise indicated, all dollar amounts stated in this TSA are stated in U.S. currency, and all payments required under this TSA shall be paid in U.S. currency in immediately available funds.
SECTION 8.03.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service), by e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Tiptree: 780 Third Avenue, 21st Floor New York, New York 10017 Attention: Neil Rifkind, General Counsel Email: nrifkind@tiptreeinc.com if to Tricadia:

Tricadia Holdings, L.P.
780 Third Avenue, 29th Floor
New York, New York 10017
Attention: James McKee, General Counsel
E-mail:     jmckee@tricadiacapital.com
SECTION 8.04.     Severability. If any term or other provision of this TSA is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, the validity, legality and enforceability of all other conditions and provisions of this TSA shall not be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall

17

negotiate in good faith to modify this TSA so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible, and if the Parties cannot come to an agreement, such term or provision shall be deemed reformed to the extent necessary to conform to Applicable Law and to give maximum effect to the intent of the Parties hereto.
SECTION 8.05.     Entire Agreement; Assignment. This TSA, including the Transition Service Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this TSA nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Party. Any purported assignment in violation of this TSA is void.
SECTION 8.06.     Binding Effect. This TSA and all of the provisions hereof shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns.
SECTION 8.07.     No Third-Party Beneficiaries. Except as set forth in Article VI, nothing in this TSA, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this TSA.
SECTION 8.08.     Governing Law. This TSA shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles that would cause the laws of another jurisdiction to apply).
SECTION 8.09.     Consent to Jurisdiction. Each of the Parties hereto (i) consents to submit itself and its property to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the Southern District of the State of New York, in the event any dispute arises out of this TSA or any of the transactions contemplated herein, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this TSA or any of the transactions contemplated herein in any court other than the State of New York sitting in the County of New York or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the Southern District of the State of New York, and (iv) consents to service being made through the notice procedures set forth in Section 8.03. Each Party hereby agrees, to the fullest extent permitted by Applicable Law, that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.03 shall be effective service of process for any suit or proceeding in connection with this TSA or the transactions contemplated hereby.
SECTION 8.10.     Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE

18

UNDER THIS TSA IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TSA OR THE TRANSACTIONS CONTEMPLATED BY THIS TSA OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS TSA. EACH OF TRICADIA AND TIPTREE CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF TRICADIA AND TIPTREE UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF TRICADIA AND TIPTREE MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF TRICADIA AND TIPTREE HAS BEEN INDUCED TO ENTER INTO THIS TSA BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8.10. TRICADIA OR TIPTREE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS TSA WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 8.11.     Counterparts. This TSA may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 8.12.     Further Assurances. Each of Tricadia and Tiptree shall, and shall cause their respective Affiliates to, use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Transition Services. Such cooperation shall include exchanging information, performing true-ups and adjustments and seeking all third party consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder.
SECTION 8.13.     Relationship of the Parties. Nothing contained in this TSA will be deemed or construed as creating a joint venture or partnership between the Parties hereto. No Party is by virtue of this TSA authorized as an agent, employee or legal representative of the other Party. Except as reasonably required for the Parties to fulfill their obligations hereunder, no Party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No Party will have any power or authority to bind or commit the other Party. No Party will hold itself out as having any authority or relationship in contravention of this Section 8.13.
[Remainder of this page intentionally left blank. Signature page follows.]

19

IN WITNESS WHEREOF, this TSA has been signed on behalf of each of the Parties hereto as of the date first written above.
TIPTREE INC.

By /s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer

TRICADIA HOLDINGS, L.P.

By /s/ Michael Barnes
Name: Michael Barnes
Title: Managing Partner

Solely for purposes of amending and restating the Original TSA:

TIPTREE ASSET MANAGEMENT COMPANY, LLC

By /s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer

20

Appendix A
TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider:

2.	Service Recipient:

3.	Start/End Date:

4.	Summary of Services:

Service Name	Description	Fee

[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _____________________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _____________________________ Name: _________________________ Title: _________________________

2

TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tiptree Inc.

2.	Service Recipient: Tricadia Holdings, L.P. and/or its Affiliates

3.	Start/End Date: The Transition Services start on the Effective Date and shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Provision of office space and related services	Tiptree will provide Tricadia with office space and related services, which may be expanded as future needs dictate upon mutual agreement of the parties.
Actual costs on a pro-rata basis based on the ratio of the leased space occupied by Tricadia employees to the leased space occupied by all persons and subject to increase if additional space is required, based on the same ratio.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _/s/ Jonathan Ilany_________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _/s/ Michael Barnes________________ Name: Michael Barnes________________ Title: Managing Partner______________

2

TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

5.	Service Provider: Tiptree Inc.

6.	Service Recipient: Tricadia Holdings, L.P. and/or its Affiliates

7.	Start/End Date: The Transition Services start on the Effective Date and shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

8.	Summary of Services:

Service Name	Description	Fee
Provision of information technology personnel and resources.
Tiptree will provide Tricadia with information technology personnel and resources as necessary for Tricadia to conduct its business, and such services may be expanded as future needs dictate upon mutual agreement of the parties.

For services that only Tricadia will need, Tricadia shall pay for all actual costs and expenses related to such services.
For shared services, Tricadia shall pay the actual costs on a pro-rata basis based on the ratio of the Tricadia employees using such shared information technology personnel and resources to all persons using the information technology personnel and resources, calculated on a quarterly basis, using the number of employees as of the first date of each quarter.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _/s/ Jonathan Ilany_________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _/s/ Michael Barnes________________ Name: Michael Barnes________________ Title: Managing Partner______________

2

TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

1.	Service Provider: Tiptree Inc.

2.	Service Recipient: Tricadia Holdings, L.P. and/or its Affiliates

3.	Start/End Date: The Transition Services start on the Effective Date and shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

4.	Summary of Services:

Service Name	Description	Fee
Legal and compliance services
Tiptree will provide Tricadia access to Tiptree’s internal legal counsel and compliance personnel, whom Tiptree shall instruct to devote such time to the affairs of Tricadia from time to time as may be reasonably necessary or appropriate, as mutually agreed by Tricadia and Tiptree.
Actual costs of legal and compliance services based on estimated time spent on Tricadia matters.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _/s/ Jonathan Ilany_________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _/s/ Michael Barnes________________ Name: Michael Barnes________________ Title: Managing Partner______________

2

TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

5.	Service Provider: Tiptree Inc.

6.	Service Recipient: Tricadia Holdings, L.P. and/or its Affiliates

7.	Start/End Date: The Transition Services start on the Effective Date and shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

8.	Summary of Services:

Service Name	Description	Fee
Provision for certain finance, accounting and tax services and/or personnel
Tiptree will provide Tricadia access to Tiptree’s internal finance, accounting and tax personnel, who shall manage and oversee Tricadia’s third-party accounting services, audit, audit-related services and tax services and provide other finance, accounting and tax services from time to time as may be reasonably necessary or appropriate, as mutually agreed by Tricadia and Tiptree.
Actual costs of finance, accounting and tax services based on estimated time spent on Tricadia matters.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _/s/ Jonathan Ilany_________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _/s/ Michael Barnes________________ Name: Michael Barnes________________ Title: Managing Partner______________

2

TRANSITION SERVICE SCHEDULE
This is a Transition Service Schedule relating to that certain Amended and Restated Transition Services Agreement (the “TSA”), effective as of January 1, 2019, between Tricadia Holdings, L.P., Tiptree Inc. and, to the limited extent provided for therein, Tiptree Asset Management Company, LLC. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the TSA.

9.	Service Provider: Tiptree Inc.

10.	Service Recipient: Tricadia Holdings, L.P. and/or its Affiliates

11.	Start/End Date: The Transition Services start on the Effective Date and shall automatically continue in effect thereafter unless terminated pursuant to Section 7.02 of the TSA.

12.	Summary of Services:

Service Name	Description	Fee
Provision of insurance coverage.	To the extent permissible under the relevant policy, Tiptree will provide Tricadia with certain insurance coverage as mutually agreed by the parties.	Actual costs to be allocated to Tricadia based on the estimated costs if Tricadia were to receive substantially similar insurance coverage on a standalone basis.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

1

Upon execution of this Transition Service Schedule by the undersigned, this Transition Service Schedule is hereby deemed incorporated into and made part of the TSA effective as of January 1, 2019.

TIPTREE INC. By: _/s/ Jonathan Ilany_________________ Name: Jonathan Ilany Title: Chief Executive Officer	TRICADIA HOLDINGS, L.P. By: _/s/ Michael Barnes________________ Name: Michael Barnes________________ Title: Managing Partner______________

2